UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 13, 2013
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
On August 13, 2013, A.M. Castle & Co., a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a limited liability trust company organized under the laws of the State of New York, as rights agent (the “Rights Agent”), under the Rights Agreement, dated as of August 31, 2012, between the Company and the Rights Agent (the “Rights Agreement”), entered into Amendment No. 1 to the Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends and restates Section 7(a) of the Rights Agreement in order to extend the expiration date of the Rights Agreement from August 30, 2013 to August 30, 2014.
The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 1, a copy of which is filed as Exhibit 4.1 to this Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Articles Supplementary
Classification of the Board through Subtitle 8 Opt-in. On August 13, 2013, the Company elected by resolution of its Board of Directors (the “Board”), notwithstanding any provision in its charter or Bylaws to the contrary, to become subject to Section 3-803 of the Maryland General Corporation Law (“MGCL”). Section 3-803 of the MGCL requires the Board, before the next annual meeting of stockholders, to designate by resolution, from among its members, directors to serve as class I directors, class II directors and class III directors. The term of each class shall expire in successive years. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualify. In accordance with Maryland law, the Company filed Articles Supplementary describing the Company's election to be subject to Section 3-803 of the MGCL with the State Department of Assessments and Taxation of Maryland on August 13, 2013.
Bylaws
On August 13, 2013, the Board adopted certain amendments to the Company's Bylaws (as amended, the “Bylaws”), effective on such date. The following is a summary of changes effected by adoption of the amended Bylaws, which is qualified in its entirety by reference to the full text of the amended Bylaws. In addition to the amendments described below, the amended Bylaws include certain technical corrections and non-substantive changes. The Bylaws as previously in effect are referred to herein as the “former Bylaws.”
Procedures Governing Stockholder-Requested Special Meetings. The amended Bylaws clarify procedures for the calling and holding of special stockholders meetings, including (a) delivery and contents of the initial notices from stockholders requesting a special meeting, (b) the fixing of a record date for determining stockholders entitled to request a special meeting and a record date for stockholders entitled to notice of and to vote at the meeting, (c) setting the time, date and place of a special meeting, (d) revocation of requests for a special meeting and (e) verifying the validity of a stockholder request for a special meeting.
Organization and Conduct of Stockholders Meetings. The amended Bylaws provide a more comprehensive list of the powers of the chairman of the meeting over the conduct of the meeting, including the express powers to determine whether to adjourn or recess the meeting, restrict attendance at meetings, limit the time for questions and ensure compliance with state and local laws concerning safety and security.
Advance Notice of Director Nominations and New Business Proposals from Stockholders. The amended Bylaws expand the former Bylaw requirements of advance notice for stockholder nominations for director and stockholder business proposals.  The amended Bylaws increase the information that must be provided by a stockholder proposing business or a director nominee, including a requirement to provide information related to hedging activities, disclosure of an interest the stockholder may have in such business and additional disclosure regarding proposed nominees or persons acting in concert with the stockholder who proposes the nominees or business. These new information requirements will be applicable beginning with the 2014 annual meeting of stockholders of the Company.
The foregoing descriptions of the Articles Supplementary and the amended Bylaws do not purport to be complete and are qualified in their entirety by reference to the Articles Supplementary and the amended Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this Form 8-K.

Item 8.01 Other Events
On August 13, 2013, the Company announced the amendment to the Rights Agreement and the amendment to the Bylaws and issued a press release related thereto, a copy of which is attached to this Form 8-K as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description
Exhibit 3.1	Articles Supplementary relating to A. M. Castle & Co.'s election to be subject to Section 3-803 of the Maryland General Corporation Law.
Exhibit 3.2	Amended and Restated Bylaws of A. M. Castle & Co. adopted August 13, 2013.
Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated as of August 13, 2013, by and between A.M. Castle & Co. and American Stock Transfer and Trust Company, as Rights Agent.
Exhibit 99.1	Press Release issued August 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

August 14, 2013	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page No.
Exhibit 3.1	Articles Supplementary relating to A. M. Castle & Co.'s election to be subject to Section 3-803 of the Maryland General Corporation Law.	EX-1-
Exhibit 3.2	Amended and Restated Bylaws of A. M. Castle & Co. adopted August 13, 2013.	EX-3-
Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated as of August 13, 2013, by and between A.M. Castle & Co. and American Stock Transfer and Trust Company, as Rights Agent.	EX-16-
Exhibit 99.1	Press release issued August 13, 2013.	EX-18-

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